Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our report dated February 11, 2003, included in the Annual Report on Form 10-K of Wackenhut Corrections Corporation for the year ended December 29, 2002, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-79817) pertaining to the 1999 Stock Option Plan, the Registration Statement (Form S-8 No. 333-17265) pertaining to the Employees’ 401(K) and Retirement Plan, the Registration Statement (Form S-8 No. 333-09977) pertaining to the Wackenhut Corrections Corporation Stock Option Plan, and the Registration Statement (Form S-8 No. 333-09981) pertaining to the Nonemployee Director Stock Option Plan of Wackenhut Corrections Corporation of our report dated February 11, 2003, with respect to the consolidated financial statements and schedule of Wackenhut Corrections Corporation included in the Form 10-K/A for the year ended December 29, 2002.

ERNST & YOUNG LLP

West Palm Beach, Florida
June 30, 2003